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                                                                EXHIBIT 10.5

                            NONCOMPETITION AGREEMENT

     This Noncompetition Agreement (the "Agreement"), dated as of August 12, 1996, is made and entered into by and between SANIFILL, INC., a Delaware corporation ("Parent" or "Covenantor" herein), and NEWPARK RESOURCES, INC., a Delaware corporation ("Newpark" or "Buyer" herein), with reference to the following facts:

     GG. Ancillary to and concurrently with the execution and delivery of this Agreement, Covenantor, Campbell Wells, Ltd., a Delaware limited partnership and an indirect wholly-owned subsidiary of Parent ("Campbell Wells"), NOW Disposal Holding Co., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Holdco"), and Newpark have closed under an Asset Purchase and Lease Agreement (the "Purchase Agreement") pursuant to which Newpark has purchased all of the equity interests in NOW Disposal Operating Co., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Disposeco"), from Holdco and has purchased or leased from Campbell Wells the "Included Assets" (as defined in the Purchase Agreement) used in the "Acquired Business" (as defined in the Purchase Agreement). Newpark may assign its rights and delegate its duties under the Purchase Agreement and hereunder to a wholly-owned subsidiary ("Subsidiary"), provided that no such assignment of rights or delegation of duties shall relieve Buyer of its obligations under this Agreement. If such assignment is made, references to Buyer in this Agreement shall be deemed to refer to Subsidiary, or to Buyer and Subsidiary, as appropriate.

     B. The execution and delivery of this Agreement are required under the Purchase Agreement.

     In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Covenantor and Buyer hereby agree and covenant as follows.

     1. CERTAIN DEFINITIONS. The following terms used herein shall have the following meanings:

          AFFILIATE OR AFFILIATE - a Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this definition, "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, directly or indirectly, of the power to (a) vote 50% or more of the voting interests in such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. In addition, at all times during the term of this Agreement, Campbell Wells shall be deemed to be an Affiliate of Parent, and Persons controlled by Campbell Wells and its controlled Affiliates, or jointly controlled by Campbell Wells and its controlled Affiliates and Parent and its Affiliates, shall be deemed to be Affiliates of Parent. Notwithstanding the foregoing, a Person who controls Parent or Campbell Wells shall not be deemed to be an Affiliate of Parent or Campbell Wells solely by reason of such control.


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          BUSINESS - Any one or more of the following activities: the Collection or Disposal of NOW; the remediation and closure of oilfield waste pits, including related loading and hauling; and marketing, dealing in or soliciting orders for any of the products, services or support activities included within the Business.

          COLLECTION - The collection, transfer or transportation of NOW.

          COMPETITOR - Any Person that, directly or indirectly, engages in any aspect of the Business within any portion of the Territory.

          DISPOSAL - The treatment or disposal of NOW.

          EXCLUDED NOW - NOW that is generated and collected on land and is delivered to the Landfarms from the site where it was generated entirely by on-land transportation.

          LANDFARMS - The NOW disposal facilities owned and operated by Campbell Wells designated as Elm Grove, LA (DNR Permit # OWD 89-1), Bourg, LA (DNR Permit #90-10 OWD), Bateman Island, LA (DNR Permit # 91-10 OWD), and Mermentau, LA (DNR Permit # SWD 83-6).

          NOW - Nonhazardous oilfield waste associated with the exploration and production of oil, gas and geothermal energy, that contains less than 30 picocuries per gram of Radium 226 or 228.

          PERSON OR PERSON - Any individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          THE TERRITORY - All or any part of the following: the States of Louisiana, Texas, Mississippi and Alabama and the Gulf of Mexico.

     2. NONCOMPETITION. Covenantor hereby agrees, for itself and on behalf of its Affiliates, that, during the term of this Agreement, except as otherwise permitted under this Agreement, neither it nor any of its Affiliates will, within any part of the Territory, directly or indirectly, do any one or more of the following: (a) engage in any aspect of the Business;
(b) own any interest in any Competitor; (c) operate, join, control or otherwise participate in any Competitor; or (d) lend credit or money for the purpose of assisting another to establish or operate any Competitor.

     3. TERM. The term of this Agreement commences on the date hereof and shall continue for sixty months thereafter.

     4. MAINTENANCE OF CONFIDENTIALITY. For the term of this Agreement, Covenantor and its Affiliates shall keep secret and retain in strictest confidence, except for disclosure to any of their Affiliates, and will not permit any Person other than their Affiliates to use any of the "Intangible


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Assets" (as defined in the Purchase Agreement) which Buyer has been granted the right to use, along with Covenantor and its Affiliates, under the Purchase Agreement.

     5.   PERMITTED ACTIVITIES.  Section 2 of this Agreement notwithstanding:

          (a) Covenantor and its Affiliates, as passive investors, may own up to 5% (including ownership by Covenantor and all of its Affiliates) of the equity securities of any Person (other than Newpark) whose equity securities are publicly traded. In addition, in connection with their business described in subparagraph (b) below, Covenantor and its Affiliates shall be permitted from time to time to acquire interests representing more than 5% of the equity securities of Persons that derive less than 10% of their revenues from activities that cause such Persons to be Competitors, provided that Covenantor or its Affiliates or the Persons who engage in such competitive activities immediately formulate plans to dispose of those aspects of such businesses that cause such Persons to be Competitors and actually complete such dispositions within 90 days after such interests are acquired by Covenantor or one or more of its Affiliates.

          (b) Buyer recognizes and acknowledges that Parent and its Affiliates are in the business of the collection, treatment and disposal of numerous varieties of wastes, including without limitation municipal solid wastes, construction and demolition debris, industrial nonhazardous wastes and special wastes, such as contaminated soil and sludges. Buyer agrees that this Agreement relates only to the Collection and Disposal of NOW and the remediation and closure of oilfield waste pits, including related loading and hauling, in the Territory and that this Agreement is not intended to limit or otherwise affect the business of Parent except as expressly set forth herein.

          (c) Buyer further recognizes and acknowledges that Parent and its Affiliates from time to time enter into joint venture arrangements with independent (i.e., non-Affiliate) third parties ("Joint Venture Partners") and that some of such Joint Venture Partners may engage in aspects of the Business in the Territory. Without limiting the applicability of this Agreement to Covenantor and its Affiliates and such joint ventures, Buyer agrees that the terms of this Agreement shall not apply to Joint Venture Partners solely as a result of their entering into joint venture arrangements with Covenantor and its Affiliates.

          (d) Parent and its Affiliates may continue to market, deal in, solicit orders for and conduct other activity related to: (i) Disposal and Collection at any of the Landfarms of Excluded NOW; (ii) Collection of NOW within a 200-mile radius of Campbell Wells' Zapata, Texas, facility and Disposal of NOW so Collected at such facility; (iii) Disposal and Collection of NOW contemplated under the NOW Disposal Agreement dated as of June 4, 1996, by and among Parent, Campbell Wells and Disposeco; and (iv) Disposal and Collection of NOW at Campbell Wells' Lacassine, LA, facility.

     6. INJUNCTIVE RELIEF. Covenantor hereby stipulates and agrees that any breach by it or by any of its Affiliates of this Agreement cannot be reasonably or adequately compensated by damages in an action at law and that, in the event of such breach, Buyer shall be entitled to injunctive relief, which may include but shall not be limited to restraining Covenantor and its Affiliates from engaging in any activity that would constitute a breach of this Agreement.


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     7.   SEVERABILITY.  Covenantor acknowledges that it has carefully read and considered the provisions of this Agreement and, having done so, agrees that the restrictions set forth herein (including but not limited to the time periods of restriction and the geographical areas of restriction) are fair and reasonable and are reasonably required to protect the interests of Buyer and its stockholders. In the event that, notwithstanding the foregoing, any of the provisions of this Agreement shall be held to be invalid or unenforceable, the remaining provisions hereof shall nevertheless continue to be valid and enforceable, as though the invalid or unenforceable parts had not been included herein. In the event that any provision of this Agreement relating to time periods or areas of restriction or both shall be declared by a court of competent jurisdiction to exceed the maximum time periods or areas (or both) that such court deems reasonable and enforceable, said time periods or areas of restriction or both shall be deemed to become and thereafter shall be the maximum time periods and areas which such court deems reasonable and enforceable.

     8. ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and the other agreements specifically mentioned therein, constitutes the entire agreement of Covenantor and Buyer with respect to the subject matter hereof and supersedes all prior and contemporaneous oral agreements, understandings, negotiations and discussions of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any failure to insist on strict compliance with any of the terms and conditions of this Agreement shall not be deemed a waiver of any such terms or conditions.

     9. NATURE OF OBLIGATIONS. All covenants and obligations of Covenantor hereunder shall be binding on Covenantor, its Affiliates and the assigns, successors and legal representatives of each of them and shall inure to the benefit of Buyer and all of its Affiliates that engage in any aspect of the Business in any part of the Territory.

     10. NOTICES. Any and all notices, demands, requests or other communications hereunder shall be in writing and shall be deemed duly given when personally delivered to or transmitted by overnight express delivery or by facsimile to and received by the party to whom such notice is intended, or in lieu of such personal delivery or overnight express delivery or facsimile transmission, 48 hours after deposit in the United States mail, first-class, certified or registered, postage prepaid, return receipt requested, addressed to the applicable party at the address provided below. The parties may change their respective addresses for the purpose of this Paragraph 10 by giving notice of such change to the other party in the manner which is provided in this Paragraph 10.

Covenantor:         Sanifill, Inc.
                    2777 Allen Parkway, Suite 700
                    Houston, TX 77019-2155
                    Attention: H. Steven Walton, Esq., Vice President
                    Facsimile No.: (713) 942-6299


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                    With a copy to:

                    Baker & Botts, L.L.P.
                    One Shell Plaza
                    910 Louisiana
                    Houston, TX 77002-4995
                    Attention:  Louise Shearer, Esq.
                    Facsimile No.: (713) 229-1522

Buyer:              Newpark Resources, Inc.
                    3850 North Causeway, Suite 1770
                    Metairie, LA 70002
                    Attention:  James D. Cole, President
                    Facsimile No.:  (504) 833-9506

                    With a copy to:

                    Ervin, Cohen & Jessup
                    9401 Wilshire Boulevard
                    Beverly Hills, CA  90212
                    Attention:  Bertram K. Massing, Esq.
                    Facsimile No.:  (310) 859-2325


     11. ATTORNEYS' FEES. In any litigation relating to this Agreement, including litigation with respect to any supplement, modification or waiver of this Agreement or any of its provisions, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees.

     12. LAW GOVERNING. The provisions of this Agreement and all rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of Texas applicable to contracts made and to be wholly performed within the State of Texas.

     13. CAPTIONS. The captions in this Agreement are included for convenience of reference only, do not constitute a part hereof and shall be disregarded in the interpretation or construction hereof.


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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                         SANIFILL, INC.


                        By:
                            ---------------------------------------
                            Name:      Michael W. Harlan
                            Title: Treasurer and Assistant Secretary

                         NEWPARK RESOURCES, INC.


                        By:
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                            Name:
                            Title:







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